Exhibit 10.25

AMENDMENT NO. 1 TO ADVISORY SERVICES AGREEMENT

This Amendment No. 1 (“Amendment”) is made effective as of June 12, 2006 by the parties hereto to that that certain Advisory Services Agreement (the “Agreement”) made as of November 27, 2002 by and among Bear Stearns Merchant Manager II, LLC, a Delaware limited liability company (“BSMB”), VS Holdings, Inc., a Delaware corporation (“Holdings”) and Vitamin Shoppe Industries Inc., a New York corporation (“VSI”).

WHEREAS, the parties wish to amend the Agreement in order to make VS Parent, Inc. (“Parent”) a party thereto.

Certain capitalized terms used but not defined herein have the meaning given such terms in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this amendment hereby agree as follows:

1. Companies. The term “Companies” as used in the Agreement shall refer to Holdings, VSI and Parent.

2. Agreement to be Bound. Parent hereby agrees that upon execution of this amendment, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto. BSMB hereby agrees upon execution of this amendment, it shall render services to Parent in accordance with the terms, and at the price agreed to under the Agreement.

3. Effectiveness. This amendment shall not be effective until the effective time of the merger of VS Mergersub, Inc. with and into Holdings, with Holdings surviving such merger, however, nothing in this amendment obligates either party to enter into such merger. If such merger is not consummated, then this amendment shall have no force and effect.

4. Successors. This amendment and all the obligations and benefits hereunder shall inure to the successors and assigns of the parties.

5. Counterparts. This amendment may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

6. Governing Law. All issues concerning this amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

VS HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy
	Name:	Thomas A. Tolworthy
	Title:	Chief Executive Officer

VITAMIN SHOPPE INDUSTRIES INC.

By:	/s/ Thomas A. Tolworthy
	Name:	Thomas A. Tolworthy
	Title:	Chief Executive Officer

BEAR STEARNS MERCHANT MANAGER II, LLC

By:	JDH Management LLC, its Manager

By:	/s/ Richard L. Perkal
	Name:	Richard L. Perkal
	Title:	Executive Vice President

VS PARENT, INC.

By:	/s/ Thomas A. Tolworthy
	Name:	Thomas A. Tolworthy
	Title:	Chief Executive Officer